UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2026

SOUTHLAND HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41090	87-1783910
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1100 Kubota Drive

Grapevine, TX 76051

(Address of Principal Executive Offices) (Zip Code)

(817) 293-4263

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SLND	NYSE American LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	SLND WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

As previously reported, on December 1, 2025, American Bridge Company (“American Bridge”), a wholly-owned subsidiary of Southland Holdings, Inc. (“Southland”) received an adverse ruling in the case of American Bridge Company v. Clark/Lewis Joint Venture (“Clark/Lewis”), et al. relating to the Washington State Convention Center project (the “WSCC Project”). In this litigation, the Superior Court of the State of Washington for King County, by order dated January 15, 2026, ruled in favor of Clark/Lewis and entered a judgement against American Bridge and certain of its sureties (each, a “Surety,” and collectively, the “Sureties”), jointly and severally (the “WSCC Judgement”). On March 27, 2026, American Bridge entered into a Settlement Agreement and Release of Claims (the “WSCC Settlement Agreement”) with the Sureties, among others, to resolve disputes arising out of the WSCC Project, including the WSCC Judgement. Pursuant to the WSCC Settlement Agreement, the Sureties paid Clark/Lewis a negotiated settlement amount in connection with the WSCC Judgement. Southland reported a corresponding surety payable, in an amount equal to that settlement amount, on its unaudited condensed consolidated balance sheet as of June 30, 2026.

On August 26, 2026, certain subsidiaries of Southland (together with Southland, the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Liberty Mutual Insurance Company (“Liberty”), Zurich American Insurance Company and Fidelity and Deposit Company of Maryland (collectively, “Zurich”). Pursuant to the Settlement Agreement, the Company will pay $5 million to Liberty on or before September 30, 2026, to fully resolve and settle approximately $36.4 million of losses incurred by Liberty as a Surety in connection with the WSCC Project, of which approximately $34 million relates to the WSCC Judgement.

Based on its preliminary assessment, the Company expects the Settlement Agreement to favorably impact income (losses) before income taxes by approximately $29 million in the third quarter of 2026. The Company is continuing to evaluate the appropriate accounting treatment and related financial statement impact of the Settlement Agreement, and the foregoing estimate is preliminary and subject to change as the Company completes that evaluation.

The Company is in negotiations with Zurich to resolve the remaining surety payable related to the WSCC Judgement.

The foregoing summary of the Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Settlement Agreement, dated as of August 26, 2026, by and among Liberty Mutual Insurance Company, Zurich American Insurance Company and Fidelity and Deposit Company of Maryland, American Bridge Company, American Bridge Holding Company, American Bridge Manufacturing Company, American Dock & Transfer Company, American Bridge International Corporation, American Bridge Canada Company, and Southland Holdings, LLC.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2026	SOUTHLAND HOLDINGS, INC.

	By:	/s/ Frank S. Renda
		Name:	Frank S. Renda
		Title:	President and Chief Executive Officer

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